                                                   Six Months Ended                                          Fiscal Year Ended
                                              ----------------------------    ---------------------------------------------------------------
                                                 July 29,      July 31,       January 29,   January 30,  January 31, February 1, February 3,
                                                   2000          1999             2000         1999         1998        1997       1996 *
                                              ----------------------------    ---------------------------------------------------------------

Consolidated pretax income                          $ 89,756     $166,366         $283,949      $219,084   $ 410,035   $ 378,761   $ 269,653
Fixed charges (less capitalized interest)
                                                     127,052      130,619          261,638       219,341     147,466     139,188     139,666
                                              ----------------------------    ---------------------------------------------------------------

EARNINGS                                           $ 216,808     $296,985         $545,587      $438,425   $ 557,501   $ 517,949   $ 409,319
                                              ============================    ===============================================================

Interest                                           $ 116,322     $120,118         $236,566      $196,680   $ 129,237   $ 120,599   $ 120,054
Capitalized interest                                   3,252        1,900            5,177         3,050       3,644       4,420       3,567
Interest factor in rent expense                       10,730       10,501           25,072        22,661      18,229      18,589      19,612
                                              ----------------------------    ---------------------------------------------------------------

FIXED CHARGES                                      $ 130,304     $132,519         $266,815      $222,391   $ 151,110   $ 143,608   $ 143,233
                                              ============================    ===============================================================

Ratio of earnings to fixed  charges                     1.66         2.24             2.04          1.97        3.69        3.61        2.86

                                              ============================    ===============================================================

* 53 Weeks